UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13,  2019

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑36485	26‑1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd., Suite 200

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745‑1700

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐     Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐     Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market

Item 5.07   Submission of Matters to a Vote Security Holders.

On June 13, 2019, Ardelyx, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s principal executive offices located at 34175 Ardenwood Blvd., Suite 200 (2nd Floor), Fremont, California 94555. Only stockholders of record at the close of business on April 18, 2019, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 62,600,443 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 54,931,471 shares of the Company’s common stock were voted in person or by proxy for the two proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 26, 2019.

Proposal No. 1 – Election of Directors

The Company’s stockholders elected the Class II director nominees below to the Company’s Board of Directors (the “Board”) to hold office until the 2022 Annual Meeting of Stockholders or until their successors are elected.

Class II Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Geoffrey A. Block, M.D.	45,145,515	335,025	9,450,931
David Mott	37,688,802	7,791,738	9,450,931
Michael Raab	38,867,562	6,612,978	9,450,931

Proposal No. 2 - Ratification of Selection of Independent Registered Accounting Firm

The Company’s stockholders ratified the selection, by the Audit Committee of the Board, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,742,164	182,201	7,106	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2019	ARDELYX, INC.

	By:	/s/ Mark Kaufmann
Mark Kaufmann
Chief Financial Officer